Exhibit 24.1

POWER OF ATTORNEY

July 25, 2024

Each of the undersigned directors and officers of WEC Energy Group, Inc. (the “Company”), hereby severally constitutes and appoints Scott J. Lauber, Xia Liu, and Anthony L. Reese, and each of them singly, his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her names in the capacities indicated below, a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of securities in any combination of common stock, preferred stock, debt securities (including in the form or forms of senior notes, debentures, notes or other forms of indebtedness which may include senior, subordinated and junior subordinated debt securities of the Company), depositary shares, purchase contracts and units of the Company as may from time to time be offered (the “Registration Statement”), and any and all amendments to the Registration Statement, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and generally to do all such things in his or her names and on his or her behalf to enable the Company to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his or her signature as it may be signed by his or her said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

Signatures and Titles:

/s/ Scott J. Lauber	/s/ Cristina A. Garcia-Thomas
Scott J. Lauber, President and Chief Executive Officer and Director – Principal Executive Officer	Cristina A. Garcia-Thomas, Director

/s/ Xia Liu	/s/ Maria C. Green
Xia Liu, Executive Vice President and Chief Financial Officer – Principal Financial Officer	Maria C. Green, Director

/s/ William J. Guc	/s/ Gale E. Klappa
William J. Guc, Vice President and Controller – Principal Accounting Officer	Gale E. Klappa, Director

/s/ Ave M. Bie	/s/ Thomas K. Lane
Ave M. Bie, Director	Thomas K. Lane, Director

/s/ Curt S. Culver	/s/ Ulice Payne, Jr.
Curt S. Culver, Director	Ulice Payne, Jr., Director

/s/ Danny L. Cunningham	/s/ Mary Ellen Stanek
Danny L. Cunningham, Director	Mary Ellen Stanek, Director

/s/ William M. Farrow III	/s/ Glen E. Tellock
William M. Farrow III, Director	Glen E. Tellock, Director